Exhibit 99.1

Century Aluminum Company Reports Second Quarter 2018 Results

Chicago, August 1, 2018 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced second quarter 2018 results.

Second Quarter 2018 Financial Results

•	Net income of $19.4 million, or $0.20 per diluted share

•	Adjusted net income[1] of $30.9 million, or $0.32 per share

•	Adjusted EBITDA[1] of $54.5 million, up $32.7 million from Q1 2018, reflecting a higher LME price and regional premiums as well as lower realized alumina costs

•	Net sales of $470.0 million, a 3% increase over prior quarter, despite lower production volume due to the equipment failure at the Sebree smelter

$MM (except shipments and per share data)
	Q1 2018	Q2 2018
Shipments (tonnes)	187,238	180,220
Net sales	$454.5	$470.0
Net (loss)/income	(0.3)	19.4
Diluted earnings per share	0.00	0.20
Adjusted net (loss)/income[1]	(3.5)	30.9
Adjusted (loss)/earnings per share[1]	(0.04)	0.32
Adjusted EBITDA[1]	21.8	54.5

Notes:
[1] - Non-GAAP measure; see reconciliations of GAAP to non-GAAP financial measures

Century Aluminum Company reported net income of $19.4 million for the second quarter of 2018. Results were negatively impacted by $8.5 million related to the equipment failure at Sebree and $3.0 million in expenses related to the Hawesville restart project. This result compares to a net loss of $0.3 million for the first quarter of 2018, which included a $3.2 million benefit from lower of cost or net realizable value ("NRV") inventory adjustments.
Adjusted net income for the second quarter of 2018 was $30.9 million compared to an adjusted net loss of $3.5 million for the first quarter of 2018.
For the second quarter of 2018, adjusted EBITDA was $54.5 million, up $32.7 million from the first quarter of 2018. The increase was primarily attributable to higher LME and regional premiums and lower realized alumina costs.
Sales for the second quarter of 2018 were $470.0 million compared with $454.5 million for the first quarter of 2018. Shipments of primary aluminum for the second quarter of 2018 were 180,220 tonnes, compared with 187,238 tonnes shipped in the first quarter of 2018, reflecting the lower production volume due to the equipment failure at the Sebree smelter.
Century's cash position at quarter end was $124.0 million and revolver availability was $186.7 million.
“Industry conditions remain generally favorable,” commented Michael Bless, President and Chief Executive Officer. “Downstream demand in most sectors and regions, especially in the U.S., continues to be strong, producing attractive growth in primary metal consumption. Consensus forecasts predict a global deficit for primary aluminum in 2018, despite a surplus in China of nearly one million metric tons. We see this environment, buttressed by accommodative global growth, continuing for the foreseeable future.”

Mr. Bless continued, “These attractive trading conditions continue amidst some recent pricing volatility. The alumina price remains well above its fundamentally supported level due to short-term concerns over a small number of actual and potential supply disruptions. The aluminum price itself has weakened over the last two months in concert with other commodities and risk assets; given the strong fundamental global economic environment, this trend should reverse reasonably soon. In the U.S., the Section 232 relief implemented by the Trump administration has resulted in significant investment in the primary industry; we currently estimate that by the end of 2018, U.S. primary aluminum production will have increased by around 60% from 2017 levels. Given this success, we remain confident that the administration will continue to reinforce its consistent objective of supporting the restart of U.S. primary aluminum capacity and the long-term competitiveness of the industry.”
“In this context,” concluded Bless, “we continue to move forward with the restart of our idled capacity. In June we began energizing cells in the first of the three curtailed potlines at Hawesville, and are hard at work rebuilding cells in the other two lines. We are proud that this large and complex project has thus far been successfully achieved with no significant safety incidents; the safety of our employees and contractors will continue to be our first priority. The restart project remains on schedule and within budget; it continues to represent an attractive investment for our shareholders, even in the present slightly weaker pricing environment. We have also prepared the potline at Sebree for restart after the unfortunate power equipment failure in late May, and have begun restarting these cells; we expect this process to be completed by the end of the third quarter.”
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by adjusting for items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The tables below, under the heading "Reconciliations of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income, adjusted earnings per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; the final form of any Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies are ultimately implemented or changed, including any exemptions, the timing for implementation and duration of any trade remedy and the future impact of any such trade remedy to Century, on aluminum prices, or more generally; the future impact of any new or changed law, regulation or other action affecting our business, including, without limitation, the impact of any trade actions, sanctions or other similar remedies or restrictions implemented by the U.S. or foreign governments; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly; our ability to successfully manage transmission issues and market power price risk and to control or reduce power costs; our plans and expectations with respect to the future operation of our smelters and our other operations, including any plans and expectations to curtail or restart production at any of our operations; our ability to bring our Hawesville smelter back to full production and any plans, expectations, costs or assumptions with respect thereto; future investments in new technology or other production improvements; the impact of the recent equipment failure at

Sebree and resulting lost production, the cost and time required to restore Sebree to full production and the future impact of the equipment failure and related events on our financial and operating performance; our ability to hire and retain qualified employees for our operations; the future financial and operating performance of Century, its subsidiaries and its projects; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities and the impact of recent tax reform in the U.S. and foreign jurisdictions; the anticipated impact of recent accounting pronouncements or changes in accounting principles; our assessment of the ultimate outcome of our outstanding litigation; our plans and expectations with respect to the sale or other disposition of our 40% interest in BHH; our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; future construction, investment and development, including our expansion project at our Grundartangi smelter and our plans and expectations with respect thereto; and our future business objectives, strategies and initiatives, including our competitive position and prospects.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	June 30,	March 31,	June 30,
	2017	2018	2018
NET SALES:
Related parties	$296.3	$296.2	$282.7
Other customers	92.5	158.3	187.3
Total net sales	388.8	454.5	470.0
Cost of goods sold	366.3	440.0	436.3
Gross profit	22.5	14.5	33.7
Selling, general and administrative expenses	9.4	10.7	12.0
Other operating expense - net	0.2	0.3	0.2
Operating income	12.9	3.5	21.5
Interest expense	(5.5)	(5.5)	(5.6)
Interest income	0.3	0.5	0.5
Net gain on forward and derivative contracts	3.0	0.7	1.2
Other (expense)/income - net	(1.9)	(1.1)	2.1
Income/(loss) before income taxes and equity in (loss)/earnings of joint ventures	8.8	(1.9)	19.7
Income tax (expense)/benefit	(1.4)	1.0	(2.3)
Income/(loss) before equity in (loss)/earnings of joint ventures	7.4	(0.9)	17.4
Equity in (loss)/earnings of joint ventures	(0.3)	0.6	2.0
Net income/(loss)	$7.1	$(0.3)	$19.4

Net income/(loss) allocated to common stockholders	$6.6	$(0.3)	$17.9
INCOME/(LOSS) PER COMMON SHARE:
Basic	$0.08	$0.00	$0.20
Diluted	$0.07	$0.00	$0.20
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87.3	87.6	87.6
Diluted	88.1	87.6	88.4

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Six months ended June 30,
	2017	2018
NET SALES:
Related parties	$576.8	$579.0
Other customers	177.8	345.5
Total net sales	754.6	924.5
Cost of goods sold	715.3	876.2
Gross profit	39.3	48.3
Selling, general and administrative expenses	20.1	22.7
Other operating expense - net	1.1	0.6
Operating income	18.1	25.0
Interest expense	(11.0)	(11.2)
Interest income	0.5	0.9
Net (loss)/gain on forward and derivative contracts	(13.2)	1.9
Other (expense)/income - net	(1.5)	1.3
(Loss)/income before income taxes and equity in earnings of joint ventures	(7.1)	17.9
Income tax expense	(1.1)	(1.4)
(Loss)/income before equity in earnings of joint ventures	(8.2)	16.5
Equity in earnings of joint ventures	0.2	2.6
Net (loss)/income	$(8.0)	$19.1

Net (loss)/income allocated to common stockholders	$(8.0)	$17.6
(LOSS)/INCOME PER COMMON SHARE:
Basic	$(0.09)	$0.20
Diluted	$(0.09)	$0.20
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87.3	87.6
Diluted	87.3	88.4

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)
(Unaudited)
	December 31, 2017	June 30, 2018
ASSETS
Cash and cash equivalents	$167.2	$124.0
Restricted cash	0.8	0.8
Accounts receivable - net	43.1	96.6
Due from affiliates	10.4	6.6
Inventories	317.5	363.0
Prepaid and other current assets	14.7	15.9
Total current assets	553.7	606.9
Property, plant and equipment - net	971.9	947.9
Other assets	56.0	62.1
TOTAL	$1,581.6	$1,616.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$89.9	$124.0
Due to affiliates	20.4	2.6
Accrued and other current liabilities	61.4	64.4
Accrued employee benefits costs	11.0	11.0
Industrial revenue bonds	7.8	7.8
Total current liabilities	190.5	209.8
Senior notes payable	248.2	248.4
Accrued pension benefits costs - less current portion	38.9	35.7
Accrued postretirement benefits costs - less current portion	113.0	110.0
Other liabilities	57.9	57.6
Deferred taxes	103.5	102.3
Total noncurrent liabilities	561.5	554.0

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 74,364 outstanding at December 31, 2017; 160,000 issued and 74,123 outstanding at June 30, 2018)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 94,731,298 issued and 87,544,777 outstanding at December 31, 2017; 94,787,612 issued and 87,601,091 outstanding at June 30, 2018)	0.9	0.9
Additional paid-in capital	2,517.4	2,518.8
Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(91.7)	(88.7)
Accumulated deficit	(1,510.7)	(1,491.6)
Total shareholders’ equity	829.6	853.1
TOTAL	$1,581.6	$1,616.9

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Six months ended June 30,
	2017	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(8.0)	$19.1
Adjustments to reconcile net (loss)/income to net cash provided by/(used in) operating activities:
Unrealized loss/(gain) on forward and derivative contracts	7.9	(1.2)
Lower of cost or NRV inventory adjustment	(4.1)	(3.2)
Depreciation and amortization	42.2	43.6
Other non-cash items - net	(0.1)	(8.2)
Change in operating assets and liabilities:
Accounts receivable - net	(30.0)	(53.5)
Due from affiliates	6.2	3.8
Inventories	(16.9)	(42.3)
Prepaid and other current assets	3.8	(0.9)
Accounts payable, trade	(0.9)	28.0
Due to affiliates	3.6	(18.1)
Accrued and other current liabilities	(4.4)	2.2
Other - net	3.8	0.3
Net cash provided by/(used in) operating activities	3.1	(30.4)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(18.9)	(13.0)
Proceeds from sale of Ravenswood	13.6	—
Net cash used in investing activities	(5.3)	(13.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	0.7	—
Repayments under revolving credit facilities	(0.7)	—
Issuance of common stock	0.2	0.2
Net cash provided by financing activities	0.2	0.2
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2.0)	(43.2)
Cash, cash equivalents and restricted cash, beginning of period	133.5	168.0
Cash, cash equivalents and restricted cash, end of period	$131.5	$124.8

Supplemental Cash Flow Information:
Cash paid for:
Interest	$9.9	$9.9
Taxes	$1.8	$3.6
Non-cash investing activities:
Capital expenditures in accounts payable	$—	$6.6

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Net Sales (in millions)	Tonnes	Net Sales (in millions)	Tonnes	Net Sales (in millions)
2018
2nd Quarter	100,458	$279.4	79,762	$189.1	180,220	$468.6

1st Quarter	107,145	$266.4	80,093	$185.6	187,238	$451.9

2017
2nd Quarter	103,762	$225.6	79,067	$161.5	182,829	$387.0

(1) Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	March 31, 2018		June 30, 2018
	$MM	EPS	$MM	EPS
Net (loss)/income as reported	$(0.3)	$ 0.00	$19.4	$0.20
Lower of cost or NRV inventory adjustment	(3.2)	(0.03)	—	—
Sebree equipment failure	—	—	8.5	0.09
Hawesville restart costs	—	—	3.0	0.03
Adjusted net (loss)/income	$(3.5)	$(0.04)	$30.9	$0.32

	Three Months Ended
	March 31, 2018	June 30, 2018
Net (loss)/income as reported	$(0.3)	$19.4
Interest expense	5.5	5.6
Interest income	(0.5)	(0.5)
Net gain on forward and derivative contracts	(0.7)	(1.2)
Other expense/(income) - net	1.1	(2.1)
Income tax (benefit)/expense	(1.0)	2.3
Equity in earnings of joint ventures	(0.6)	(2.0)
Operating income	$3.5	$21.5
Lower of cost or NRV inventory adjustment	(3.2)	—
Sebree equipment failure	—	8.5
Hawesville restart costs	—	2.3
Depreciation and amortization	21.5	22.2
Adjusted EBITDA	$21.8	$54.5

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company